SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 2, 2014, EagleBank, the Company’s wholly owned subsidiary, entered into a definitive agreement with Cardinal Bank, McLean, Virginia, for Cardinal Bank to acquire certain assets and assume approximately $59 million of deposit liabilities related to the Gainesville, Virginia branch office of Virginia Heritage Bank, located at 7905 Heritage Village Plaza, Gainesville, Virginia.  The transaction is subject to the receipt of the required regulatory approvals by Cardinal Bank and the completion of the merger of Virginia Heritage Bank with and into EagleBank.  The transaction is expected to close in the fourth quarter of this year.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: September 5, 2014